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ERNST & YOUNG LLP LETTERHEAD


                                                               EXHIBIT 7


                        Consent of Independent Auditors

The Board of Directors and Participants
Farm Bureau Life Insurance Company


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 5, 1997 with respect to Farm Bureau Life Variable Account and March 3, 1997 with respect to Farm Bureau Life Insurance company, in Post-Effective Amendment No. 11 to the Registration Statement (Form S-6 No. 33-12789) and related Prospectus of Farm Bureau Life Variable Account dated May 1, 1997.


                                          /s/ ERNST & YOUNG LLP


Des Moines, Iowa
April 25, 1997